                                                                   Exhibit 99.9


                                                  CONFIDENTIAL TREATMENT
                                                  REQUESTED UNDER 17 C.F. R.
                                                  Sections 200.80(b)(4), 200.83
                                                  and 240.24b-2

                                                             ODS NETWORKS, INC.


                            PARTNERSPLUS AGREEMENT



Effective Date:     September 25, 1998

BETWEEN:            ODS Networks, Inc.
                    1101 E. Arapaho Road
                    Richardson, TX 75081
                    (Hereafter "ODS")

AND:                Science Applications International Corporation.
                    10260 Campus Point Drive
                    San Diego, CA 92121
                    (Hereafter "SAIC")


EXHIBITS

A.   PRODUCT LIST PRICES AND DISCOUNTS
B.   ORDER LEAD-TIMES

                        TABLE OF CONTENTS

                                                            Page
                                                            ----
1.   PURPOSE                                                  2
2.   DEFINITIONS                                              2
3.   LICENSE GRANT                                            3
4.   END-USER SUBLICENSE RESTRICTIONS                         4
5.   TERM                                                     4
6.   ORDERING, SCHEDULING, AND FORECASTING                    4
7.   PRICES, PAYMENT, AND TAXES                               5
8.   PACKING AND SHIPMENT                                     6
9.   CHANGE CONTROL                                           6
10.  INSPECTION AND TESTING                                   6
11.  PRODUCT SUPPORT                                          7
12.  WARRANTIES                                               7
13.  OUT-OF-WARRANTY REPAIR                                   9
14.  PROPRIETARY INFORMATION                                  9
16.  PATENT, COPYRIGHT AND TRADE SECRET INDEMNIFICATION      11
17.  TERMINATION AND CANCELLATION                            12
18.  INDEMNIFICATION AND INSURANCE                           13
19.  MOST FAVORED CUSTOMER                                   13
20.  DISPUTE RESOLUTION                                      14
21.  LIMITATION OF LIABILITY                                 14
22.  FINDER'S FEES                                           14
23.  GENERAL                                                 15

1.   PURPOSE

     This PartnersPlus Agreement and its exhibits (hereby incorporated by reference) (this "Agreement") set forth the agreement of SAIC and ODS with respect to the terms and conditions pursuant to which ODS shall provide Products to SAIC for internal use or distribution by SAIC. This Agreement shall govern ODS, SAIC, and any subsidiary or business unit of SAIC that uses or distributes the Products. This Agreement establishes a non-exclusive relationship between the parties. Accordingly, nothing in this Agreement shall be construed as limiting in any manner ODS' appointment of other dealers, distributors, licensees or agents or SAIC's marketing or distribution activities (except as provided in Articles 14 and 15 hereof).

2.   DEFINITIONS

     2.1 "EQUIPMENT" PRODUCTS ARE LISTED IN EXHIBIT A AND AS MAY BE REVISED HEREAFTER.

     2.2 "CONVEYED ITEMS" MEANS THE SOFTWARE ODS OBTAINED FROM SAIC PURSUANT TO THE ASSET AND SECURITIES PURCHASE AGREEMENT BETWEEN THE PARTIES OF EVEN DATE HEREWITH ("A&SPA") AND WHICH ARE SET FORTH ON THE CD-ROMs ATTACHED THERETO THAT ARE ALSO KNOWN AS "COMPUTER MISUSE AND DETECTION SYSTEM" ("CMDS"), "VULNERABILITY ASSESSMENT SYSTEM" ("VAS"), "AUDIT MONITORING AND INTRUSION DETECTION SYSTEM" ("AMIDS") AND "MALICIOUS CODE DETECTION AND ERADICATION SYSTEM" ("MCDES") AND THE DOCUMENTATION PERTAINING TO EACH OF THE FOREGOING AND/OR ANY IMPROVEMENTS THERETO AS DEFINED IN THE SOFTWARE ROYALTY, GRANT BACK AND IMPROVEMENTS LICENSE AGREEMENT BETWEEN THE PARTIES OF EVEN DATE HEREWITH ("SRGBLA").

     2.3 "LICENSED SOFTWARE" PRODUCTS ARE LISTED IN EXHIBIT A AND AS MAY BE REVISED HEREAFTER. LICENSED SOFTWARE INCLUDES CONVEYED ITEMS.

     2.4 "DOCUMENTATION" MEANS VISUAL OR MACHINE READABLE MATERIALS DEVELOPED BY OR FOR ODS OR LICENSED TO ODS FOR USE IN CONNECTION WITH THE EQUIPMENT AND LICENSED SOFTWARE AS WELL AS ALL REVISIONS TO REFLECT CHANGES.

     2.5    "PRODUCTS" MEANS EQUIPMENT, LICENSED SOFTWARE, AND DOCUMENTATION.

     2.6    "CORRECTION" MEANS CHANGES TO PRODUCTS TO CONFORM TO
     SPECIFICATIONS.

     2.7 "IMPROVEMENT" MEANS AN ADDITION OR CHANGE TO PRODUCTS INTENDED TO IMPROVE PERFORMANCE.

     2.8 "ENHANCEMENT" MEANS A NEW FUNCTION OR FEATURE FOR PRODUCTS WHICH PROVIDES A NEW CAPABILITY WHICH MAY BE INCORPORATED BY MODIFICATION OF EXISTING PRODUCTS OR DEVELOPMENT OF NEW PRODUCTS.

     2.9 "UPDATE" MEANS A NEW RELEASE LEVEL OF SOFTWARE WHICH INCORPORATES ACCUMULATED CORRECTIONS, IMPROVEMENTS AND ENHANCEMENTS TOGETHER WITH REVISED DOCUMENTATION FOR THE UPDATE.

     2.10 "END-USER" MEANS AN ENTITY ACQUIRING PRODUCTS FOR ITS OWN PRODUCTIVE USE.

     2.11 "PROPRIETARY INFORMATION" MEANS THAT INFORMATION WHICH THE DISCLOSING PARTY HAS NOT RELEASED PUBLICLY AND WHICH IT CONSIDERS TO BE PROPRIETARY AND/OR CONFIDENTIAL.

     2.12 "SPECIFICATIONS" MEANS ODS' PUBLISHED SPECIFICATIONS, DOCUMENTATION AND LITERATURE RELATING TO THE PRODUCTS.

     2.13 "NON-CONFORMING PRODUCT" MEANS A PRODUCT WHICH DOES NOT CONFORM TO THE SPECIFICATIONS AND LITERATURE PUBLISHED BY ODS FOR THE PRODUCT.

3.   LICENSE GRANT

     3.1 LICENSE. Subject to all the terms and conditions of this Agreement, ODS grants to SAIC a nonexclusive, nontransferable, sublicensable license: (i) to distribute Licensed Software only in object and/or executable code form and bundled with (or for use only with) Equipment and/or with SAIC's hardware and software products for SAIC's internal use or for use by End-Users and (ii) to use the Licensed Software only for the purpose of testing or demonstrating to prospective end-users in accordance with documentation provided by ODS. Products are licensed for distribution or internal use only and SAIC is not entitled to receive any source code or source documentation relating to the Licensed Software.

     3.2 RETENTION OF TITLE. Notwithstanding anything else, ODS and its licensors retain (i) all title and rights to the Products, all copies and derivative works thereof (by whomever produced), including any Improvements, Enhancements, and Updates, and all related documentation and materials, (ii) all of their service marks, trademarks, trade names or any other designations, and (iii) all copyrights, patent rights, trade secret rights and other proprietary rights in the Products.

     3.3 COPYING. Whenever Licensed Software is licensed to permit SAIC to copy the Licensed Software, SAIC may make copies of the Licensed Software in machine readable form together with copies of the Documentation included in the definition of such Licensed Software solely for purposes of distribution of the Products as provided herein. Upon providing reasonable advance notice to SAIC, ODS shall be entitled to inspect SAIC's books and records during SAIC's normal business hours to audit SAIC's compliance with this provision for copying Licensed Software.

4.   END-USER SUBLICENSE RESTRICTIONS

     Unless otherwise agreed by ODS, no distribution or license of Licensed Software by SAIC will be made except pursuant to a written end-user agreement in such form as is mutually satisfactory to ODS and SAIC.

5.   TERM

     This Agreement shall commence on the Effective Date, and shall continue thereafter until the earlier to occur of (i) the date that SAIC no longer holds at least five percent (5%) of the outstanding common stock of ODS, or
     (ii) thirty (30) days after the date SAIC delivers to ODS written notice of termination; or (iii) the date ODS and SAIC agree in writing to terminate this Agreement; provided, however, that with respect to the provisions of
     Article 22, this Agreement shall continue in full force and effect for so long as necessary to resolve any matters relating to said Article 22 notwithstanding the occurrence of any event of termination previously stated herein.

6.   ORDERING, SCHEDULING, AND FORECASTING

     6.1 ORDER. Products will be ordered by individual purchase orders (including change orders, collectively "Orders") issued to ODS from time to time during the term of this Agreement by SAIC. The terms of this Agreement supersede all preprinted terms of Orders, acknowledgments, quotations, invoices and commercial documents and shall be applicable to each Order whether or not this Agreement is specifically referenced in an Order.

     6.2 TRANSACTION DESCRIPTION. Each Order shall specify quantity, delivery schedule, destination, price and any special requirements necessary to adequately describe the transaction.

     6.3 FACSIMILE ORDERS. ODS may accept and perform against facsimile Orders and SAIC shall promptly confirm such by delivery to ODS of the original written Orders; however, failure by SAIC to so deliver the original written order will not relieve SAIC of its obligations under facsimile orders accepted by ODS.

     6.4 PRODUCT LEAD-TIME. Delivery schedules are subject to a minimum lead-time requirement for each type of Product as set forth in EXHIBIT B. If an Order requests earlier delivery, then ODS shall accept the early delivery schedule or offer a different delivery schedule within five (5) business days from receipt of such Order, such different delivery schedule shall be subject to SAIC acceptance, which SAIC will accept within the time period specified in the notice of the different delivery schedule.

     6.5 FORECAST. SAIC will provide a non-binding forecast to ODS at least quarterly by the fifteenth (15th) day of the month preceding each calendar quarter for Price List items (as defined in Exhibit A) it anticipates purchasing during the next three (3) month period. The forecast will set forth the ODS part number, description, quantity, and, if known by SAIC at the time of submission of the forecast, anticipated shipping day of each item it anticipates will be purchased.

     6.6 RESCHEDULING. SAIC may issue a written change order to reschedule delivery, without additional charge or increase in unit price with written notice at least 30 days prior to the original scheduled ship date and with a ship date no more than 60 days after the original scheduled ship date. Rescheduling a ship date between 29 and 15 days of scheduled ship date is subject to a 10% rescheduling charge. There will be no rescheduling within 15 days of scheduled ship date. In no event will rescheduling exceed 60 days from original scheduled ship date.

     6.7 RETURNS. SAIC may return unopened Products or Non-Conforming Products subject to Section 10.4.1 upon the prior written approval of ODS in the form of a Return Material Authorization ("RMA") for credit within 30 days of SAIC's receipt of the Products at no additional charge. Conforming Products returned between 30 and 60 days will require a 15% restocking fee based on the list price of the Products. Any conforming Products shipped to SAIC after 60 days can not be returned for credit. All Products must be returned to ODS' corporate facility in Richardson, Texas and must have an RMA number attached.

7.   PRICES, PAYMENT, AND TAXES

     7.1 PRICES. The list prices for Products will be ODS' published price on the date of the Order. List prices and discounts for Products in effect on the date of this Agreement are set forth in EXHIBIT A. Prices are F.O.B. Richardson, TX and, subject to Section 8 hereto, include standard packaging and packing suitable for shipment by common carrier. The discount offered to SAIC will, at all times, be in compliance with Section 19 of this Agreement. Price revisions may be made on the ODS Web Site at www.ods.com.

               7.1.1     Prices will not be increased by ODS for a period of one
               (1) year from the date of the last price increase. The prices listed on EXHIBIT A will not be increased by ODS for a period of one (1) year from the date of this Agreement.

     7.2 PAYMENT. ODS may invoice SAIC for Products no earlier than the date Products are shipped by ODS. ODS may invoice SAIC for services and other amounts chargeable to SAIC in accordance with this Agreement and the Orders. Each ODS invoice will reference the specific SAIC Order number, if any.

               7.2.1 Invoices are due and payable within thirty (30) days from receipt by SAIC provided conforming Products or services have been delivered or provided by ODS.

     7.3 TAXES. Taxes applicable to SAIC's Order (excluding taxes based on ODS' net income) shall be separately stated on each invoice. SAIC will provide an exemption certificate when SAIC is exempt from the imposition of any tax.

8.   PACKING AND SHIPMENT

     8.1 SHIPMENT. ODS shall ship Products, in the absence of written instruction from SAIC, in a manner consistent with ODS' usual shipping practices.

     8.2 TRANSPORTATION CHARGES. If SAIC directs the use of specific carriers or premium mode of transportation or packaging, SAIC will pay the incremental charges, if any.

9.   CHANGE CONTROL

     9.1 CONTROL. ODS shall deliver to SAIC Products which meet the Specifications for same. ODS shall not make or incorporate any changes to Products contained in orders which affect form, function, interface, interchangeability, integration with SAIC Products, reliability or maintainability without SAIC's prior written approval, which shall not be unreasonably withheld.

               9.1.1 Other types of changes may be incorporated into Products at ODS' expense without prior written notice provided the unit price to SAIC is not increased because of such changes.

10.  INSPECTION AND TESTING

     10.1 ODS INSPECTION. ODS shall manufacture, inspect and test Products to assure conformance with the Specifications and in accordance with the current ODS Quality Assurance Manual prior to shipment to SAIC.

     10.2 PRODUCT FAILURE. If SAIC submits certain Products which have failed during SAIC test attempt or during normal operation along with information describing failure, ODS shall promptly investigate and attempt to determine the nature and cause of the failure and shall take appropriate corrective action to prevent reoccurrence of a diagnosed failure.

     10.3 PRODUCT TESTING. ODS' manufacture and testing of Products to be delivered to SAIC may be witnessed by SAIC at ODS' facility at all reasonable times, on a noninterference basis.

     10.4 ACCEPTANCE INSPECTION. SAIC shall conduct acceptance inspection within thirty (30) days of receipt of Products. The failure of the SAIC to conduct this inspection within said thirty (30) days constitutes acceptance.

               10.4.1 In the event of a failure, SAIC will contact ODS for a RMA prior to the return of defective items for repair. SAIC will furnish the following information, ODS part number, SAIC contact with phone number, return address, part serial number, quantities, and description of defect or failure.

               10.4.2 No Trouble Found (NTF): In the event ODS determines after inspection and testing of a Product returned as defective or non-conforming that such was NTF, then ODS will invoice SAIC $150.00 for each item tested.

11.  PRODUCT SUPPORT

     11.1 PERSONNEL. All technical services shall be performed by qualified personnel who are experienced with the subject matter of the services to be provided.

     11.2 TELEPHONE TECHNICAL SUPPORT SERVICES. Technical support services ordered by SAIC will be provided in accordance with the following:

               11.2.1 Technical support will be available from ODS to SAIC during ODS' normal business hours (8:00 a.m. to 6:00 p.m. CST time, Monday through Friday, national holidays excepted) for minor problems and technical assistance. When an emergency or major problem is reported or technical assistance is needed outside of ODS' normal business hours, pager coverage will be provided by ODS.

               11.2.2 ODS will provide SAIC with technical support within thirty (30) minutes after ODS is notified during ODS' normal business hours and within one (1) hour after ODS has been notified outside ODS' normal business hours.

     11.3 ON-SITE AND ADDITIONAL SUPPORT SERVICES. ODS offers numerous NETShield service and support programs (as currently described at www.ods.com/support/sup_1001.shtml). SAIC may order and purchase any applicable service program from ODS at a mutually agreed upon discount from list prices. Otherwise, SAIC will pay ODS time and material charges and reimburse reasonable travel and living expenses incurred for on-site technical assistance requested by SAIC.

     11.4 CONSULTING AND TRAINING SERVICES. ODS shall provide consulting and training services generally offered by ODS. All such consulting and training services shall be billed on a time and materials basis unless the parties expressly agree otherwise in writing.

12.  WARRANTIES

     12.1 EQUIPMENT. ODS warrants Equipment shall meet the Specifications and be free of defects in materials and workmanship, under normal use and service, for a period of twelve (12) months from the date of shipment. This warranty does not cover damage during the warranty period from improper installation, misuse, accident or modifications or repairs by unauthorized persons.

               12.1.1 Third party items purchased through ODS but not incorporated into the Products will carry that item's warranty as provided by the original manufacturer.

     12.2   SOFTWARE.

               12.2.1 ODS warrants that Licensed Software (excepting Conveyed Items), for twelve (12) months from the date of shipment, in the unaltered form provided by ODS, will (i) meet the Specifications for such Licensed Software and (ii) will interface and operate with Equipment specified for such Licensed Software.

               12.2.2 Other than the Conveyed Items, ODS represents it has title or sufficient rights to Licensed Software and Proprietary Information to grant the licenses to SAIC.

     12.3   SOLE OBLIGATION.  ODS' SOLE OBLIGATION UNDER THIS WARRANTY
     PROVISION WILL BE TO PROVIDE THE REMEDIES DESCRIBED IN THIS ARTICLE 12. EXCEPT FOR THE EXPRESSED WARRANTIES STATED IN THIS ARTICLE 12, ODS DISCLAIMS ALL WARRANTIES, EXPRESSED, IMPLIED, OR STATUTORY, WITH RESPECT TO ITS PRODUCTS AND SERVICES (INCLUDING CONVEYED ITEMS), INCLUDING WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICE.

     12.4 MEDIA WARRANTY. ODS warrants the tapes, diskettes or other media to be free of defects in materials and workmanship under normal use for 90 days from the Commencement Date.

     12.5 NO VIRUSES. ODS is not aware of, and will take all commercially reasonable measures to identify and eliminate, any viruses from any media or other delivery systems used in the delivery to SAIC of any Products (excepting Conveyed Items) hereunder; for purposes of this section, a "virus" is an extraneous and undocumented potentially damaging code or program the effect of which may be the destruction of computer data or the permanent or temporary disabling of a computer system, including but not limited to "time bombs," "logic bombs," and other computer viruses.

     12.6 NO DISABLING DEVICES. ODS is not aware of, and shall take all commercially reasonable measures to identify and eliminate any security mechanisms imbedded in the Products (excepting Conveyed Items), including but not limited to, copy protect mechanisms, encryptions, time-activated disabling devices or other codes, instructions or devices which may disable the Products or other software or erase or corrupt data.

     12.7 SERVICES WARRANTY. ODS warrants that its technical support, training and consulting services will be performed consistent with generally accepted industry standards. This warranty shall be valid for 90 days from performance of service.

     12.8 YEAR 2000. ODS warrants that each Product (excepting Conveyed Items) will promptly and properly perform all of the functions described in the Specifications without any degradation in the performance or features of the Product before, upon the occurrence of, during and after calendar year 2000, it being understood and agreed that this warranty provision will expressly continue until December 31, 2002 whether or not software or hardware maintenance services are purchased by SAIC (the "Year 2000 Warranty"). This warranty will continue until December 31, 2002. In the event of ODS' breach of this Year 2000 Warranty, ODS will repair or replace any nonconforming component, at ODS' expense within five (5) days of ODS' receipt of a written request from SAIC. SAIC may require ODS to refund all of the amounts paid to ODS for Products distributed by SAIC and, with respect to Products used internally by SAIC, the amount equal to all payments to ODS depreciated on a straight-line basis over five years for nonconforming Product returned to ODS by SAIC under this Agreement within ten (10) days after the date SAIC determines that the Product does not perform as required hereunder and ODS has not cured the nonconformity in the time permitted. Notwithstanding the foregoing, SAIC acknowledges and agrees that (i) the Product does not identify or remedy Year 2000 problems in third party systems or other products or applications not provided or supplied by ODS and (ii) the Product operates with the date information it receives; thus, if incorrect date information is provided by the user, the system or from any other external product or other source, this information will be used by the Product as received. The foregoing Year 2000 Warranty of ODS shall not apply to Year 2000 problems caused by such external sources.

     12.9 NO CONFLICT. ODS represents and warrants that it is under no obligation or restriction, nor will it assume any such obligation or restriction that does or would in any way interfere or conflict with, or that does or would present a conflict of interest concerning, the services to be performed or Products to be delivered by ODS under this Agreement.

13.  OUT-OF-WARRANTY REPAIR

     13.1 ODS shall provide out-of-warranty repair and refurbishment services for Equipment at the then prevailing rates if such Equipment is not covered by an ODS service and support program pursuant to Section 11.3 of this Agreement. SAIC shall issue an Order authorizing repair and/or refurbishment and will ship Products to ODS freight prepaid. ODS shall complete services and return Products to SAIC within thirty (30) days of receipt. SAIC shall have risk of loss until returned Products are received by ODS. ODS shall have risk of loss from receipt of returned Products until repaired or replaced Products are received by SAIC.

               13.1.1 ODS warrants repaired Equipment will conform to applicable Specifications and be free from defects in material and workmanship for a period of ninety (90) days from ODS shipment.

14.  PROPRIETARY INFORMATION

     14.1 All Proprietary Information disclosed by either party to the other in tangible form shall be clearly marked "Proprietary", "Confidential", or "Restricted" or with a similar legend. If Proprietary Information is disclosed in other than tangible form, then the disclosing party shall inform the receiving party that the information is Proprietary Information at the time of disclosure and shall describe such information in writing delivered to the receiving party within fifteen (15) days after disclosure to be entitled to enforce the rights and obligations under this section.

     14.2 Neither party shall disclose any Proprietary Information which it does not have the right to disclose and shall defend and indemnify the receiving party against any claim or liability resulting from breach of this obligation.

     14.3   The disclosing party shall retain title to its Proprietary
     Information.

     14.4 Proprietary Information shall be protected against disclosure to unauthorized persons using the same standard of care as the receiving party uses to protect its own Proprietary Information of equivalent importance, but in no event less than reasonable care.

     14.5 The obligation not to disclose Proprietary Information shall not apply to Proprietary Information: (i) already known by or available to the receiving party at the time of disclosure; (ii) independently developed by the receiving party or an affiliated entity and not derived from any Proprietary Information supplied by the disclosing party; (iii) known or available to the public, or which may become available to the public, except where such knowledge or availability is the result of an unauthorized disclosure by the receiving party; (iv) disclosed to the receiving party or to an affiliated entity without a nondisclosure restriction by a third party having the right to disclose; (v) made available by the disclosing party to a third party without a nondisclosure restriction; or (vi) to the extent required to be disclosed by law, regulation, court order or other legal process provided the disclosing party is given prior written notice and the opportunity to intervene to protect its interest in nondisclosure. Notwithstanding the above and subject to the provisions of the A&SPA and the agreements provided for therein, ODS Proprietary Information includes ODS' rights in the Conveyed Items and Improvements created by ODS or any portion thereof subject to SAIC retaining the right to freely use for any purpose the residuals resulting from access to or work with any Conveyed Items or Improvements created by SAIC so long as such residuals are not used to create computer programs that perform substantially the same functions in substantially the same way, to achieve the same or substantially the same result as the Conveyed Items or Improvements created by ODS. The term "residuals" means technical information related to any Conveyed Items or Improvements created by SAIC in non-tangible form, which may be retained by persons who have had access to any Conveyed Items or Improvements created by SAIC, including ideas, concepts, know-how, or techniques contained therein. Neither party shall have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals. Nothing in the foregoing shall, however, be deemed to be the grant of a license under the copyrights and patent application conveyed under the A&SPA.

15.  SAIC OBLIGATIONS

     15.1 The following restrictions do not apply to the license grants under the SRGBLA. SAIC agrees not to (i) disassemble, decompile or otherwise reverse engineer the Products or otherwise attempt to learn the source code, structure, algorithms or ideas underlying the Products except as may be necessary to achieve interoperability between the Software and another independently created software program, (ii) rent, lease or otherwise provide temporary access to a Product, (iii) take any action contrary to ODS' or its licensors' end-user license agreement (which ODS shall provide to SAIC on a current edition basis as and when issued) except as allowed under this Agreement (iv) copy, alter or modify the Products except as may be necessary to achieve interoperability between the Products and another independently created software program or (v) allow others to do any of the foregoing.

     15.2 SAIC will be responsible for all technical support of its customers; ODS will provide technical support and assistance to SAIC pursuant to ODS's standard support and maintenance terms and conditions.
     In its distribution efforts, SAIC will use the then current names, marks and designations used by ODS for the Products ("Marks") but will not represent or imply that it is ODS or is a part of ODS; provided that all advertisements and promotional materials, packaging and anything else bearing a Mark shall identify ODS as the Mark owner and Product manufacturer and shall be subject to prior written approval of ODS, which approval shall not be unreasonably withheld, and, provided further, that no other right to use any name or designation is granted by this Agreement. SAIC also agrees not to use or contest, during or after the term of this Agreement, any name, mark or designation used by ODS anywhere in the world (or any name, mark or designation similar thereto). SAIC acknowledges and agrees that all use of the Marks by SAIC shall inure to the benefit of ODS.

     15.3 SAIC agrees to keep ODS informed as to any problems encountered with the Products and any resolutions arrived at for those problems, and to communicate promptly to ODS any and all modifications, design changes or improvements of the Products suggested by any customer, employee or agent.

     15.4 SAIC agrees in all cases, to deliver all components of the Products to End-Users thereof; such components shall include, without limitation, software disks or other media bearing labels, ODS's or its licensors' end user manuals and documentation, ODS's or its licensors' end user license agreements and, at the option of SAIC, advertising and promotional materials supplied by ODS.

     15.5 SAIC agrees to keep for three (3) years after termination of this Agreement records of all Product sales and customers sufficient to adequately administer a recall of any Product and to fully cooperate in any decision by ODS to recall, retrieve and/or replace any Product.

16.  PATENT, COPYRIGHT AND TRADE SECRET INDEMNIFICATION

     16.1 INDEMNIFICATION FOR INFRINGEMENT. For the purposes of this Article 16, the term "Products" shall not include any "Conveyed Items." To the extent not proximately caused by SAIC, ODS, at its own expense, will defend, indemnify and hold SAIC and its directors, officers, employees and agents harmless against claims or actions (and all related costs and expenses as and when incurred) alleging that Products infringe a patent, copyright or misappropriate trade secrets or other intellectual property rights of a third party provided SAIC (i) gives ODS prompt written notice of the claim or action,
     (ii) permits ODS to defend or settle such claim or action and (iii) provides reasonable assistance to ODS in defending or settling the claim or action. SAIC reserves the right, at its expense, to participate in defense of any claim or action through counsel selected by SAIC. SAIC's rights under this Article extend to ODS Products only and do not extend to third-party items not incorporated into the Products. The foregoing obligation of ODS does not apply with respect to Products (i) specially made by ODS to the specifications of SAIC, (ii) which are modified by other than ODS after their shipment by ODS if the alleged infringement relates to such modification, (iii) combined by parties other than ODS with other products, processes or materials where the alleged infringement relates to such combination, or (iv) where SAIC continues allegedly infringing activity after being notified thereof or after being informed by ODS of the availability of modifications (at no expense to SAIC) that would have avoided the infringement.

     16.2 INFRINGEMENT. As to any Product, which is or, in the opinion of ODS, may become subject to a claim of infringement or misappropriation and to the extent not proximately and directly caused by SAIC, ODS may elect to
     (i) obtain the right for continued sale and/or use by SAIC, or (ii) replace or modify the Product to avoid such claim. If neither of the aforementioned are completed promptly, ODS promptly shall refund all amounts paid by SAIC with respect to Products distributed by SAIC and, with respect to Products used internally by SAIC, the depreciated amount on a straight-line five year basis, relating to the infringing Product, in either case, such refund shall be paid to SAIC within ten (10) days after the return of the Products to ODS.

17.  TERMINATION AND CANCELLATION

     17.1 ODS DEFAULT. This Agreement or any Order(s), in whole or in part, shall be deemed canceled for default of ODS if a material default is not cured within thirty (30) days from SAIC's written notice describing such material default and specifying the Agreement or the Order(s) to be canceled.

     17.2 SAIC DEFAULT. This Agreement or any Order(s), in whole or in part, at ODS' election may be canceled for default of SAIC if a Material Default by SAIC is not cured within thirty (30) days from ODS' written notice describing such Material Default and specifying that this Agreement and/or the Order(s) to be canceled. "Material Default" by SAIC shall include, but not be limited to:

               17.2.1 More than sixty (60) day delinquency in payment of an invoice for conforming Products;

               17.2.2 Breach by SAIC of its obligations under Section 14 as to Proprietary Information disclosed by ODS to SAIC;

               17.2.3 (i) the commencement of liquidation or winding-up proceedings of SAIC, (ii) voluntarily filing by SAIC of a bankruptcy petition of SAIC, (iii) the granting of an order of relief in an involuntary bankruptcy proceeding filed against SAIC or (iv) any assignment for the benefit of creditors.

     17.3 CONTINUATION. Termination or cancellation of this Agreement shall not affect Licensed Software sublicenses granted to End-Users prior to the effective date of termination or cancellation or the continued license and right of SAIC to use Licensed Software and Documentation to support use of Products by the then existing End-Users at the time of termination.

18.  INDEMNIFICATION AND INSURANCE

     18.1 INDEMNIFICATION. ODS agrees to indemnify SAIC as to any and all third party claims (including damages, all related expenses, attorney fees, court costs and penalties) for personal injury, death or damage to property proximately caused by ODS's actions or omissions in the course of performing this Agreement or from Products (excepting Conveyed Items) delivered by ODS under this Agreement.

     18.2 INSURANCE. During the term of this Agreement and for two (2) years thereafter, each party agrees to purchase at its own cost and to maintain at all times during the performance of this Agreement the following insurance coverage: (1) workers' compensation insurance in the amount required by applicable laws and regulations, (2) employer's liability insurance in an amount not less than $500,000 per occurrence, (3) commercial general liability insurance including Premises/Operations, Contractual, Products/Completed Operations and Contractor's Contingent Liability coverages in an amount not less than $2,000,000 per occurrence and in the aggregate, and (4) comprehensive automobile liability insurance covering personal and property damage in an amount not less than $1,000,000 combined single limit. Upon request, each party shall produce substantiation that such insurance coverages are in place to the other, which may be by a letter or other document signed by an insurance professional. All insurance information shall be deemed to be confidential information under the confidentiality section of this Agreement.

19.  MOST FAVORED CUSTOMER

     ODS represents and warrants that the prices, discounts, Product offerings, license provisions and availability, services and other provisions having a financial impact (e.g., a no-charge extended warranty, a no-charge extension of service availability, etc.) ("PROVISIONS") of this Agreement are at least as favorable as those offered by ODS to any other customer of ODS or offered by ODS to a prospective customer. ODS agrees to automatically extend any more favorable Provisions to SAIC on and after the date such provisions are offered by ODS to any customer of ODS or to a prospective customer of ODS subject to the exceptions set forth in the following sentence. The terms of this Agreement shall be deemed to have been modified by such more favorable Provisions subject to the following exceptions: (i) limited special promotions to select customers or potential customers and (ii) unusually large discounts or variance in terms related to select Product offerings to select customers or potential customers designed to encourage such customers to purchase, or purchase additional, products from ODS (collectively referred to as "SPECIAL OFFERINGS"). ODS hereby authorizes SAIC to review its books and records on an annual basis to verify ODS' compliance with this section. Notwithstanding the foregoing, whenever ODS knows or has reason to know that SAIC and another customer of ODS or a prospective customer of ODS are competing for the same project, request for proposal or other contract, ODS shall extend the same or more favorable Provisions to SAIC, even if a Special Offering is involved, it being the intention of the parties that SAIC shall never be placed at a competitive disadvantage in dealing with the Products.

20.  DISPUTE RESOLUTION

     20.1 ARBITRATION. The parties agree that any controversy or claim (whether such controversy or claim is based upon or sounds in statute, contract, tort or otherwise) arising out of or relating to this Agreement, any performance or dealings between the parties, or any dispute arising out of the interpretation or application of this Agreement, which the parties are not able to resolve, shall be settled exclusively by arbitration in Dallas, Texas by a single arbitrator pursuant to the American Arbitration Association's Commercial Arbitration Rules then in effect and judgment upon the award rendered by the arbitrator shall be entered in any court having jurisdiction thereof and such arbitrator shall have the authority to grant injunctive relief in a form similar to that which a court of law would otherwise grant. The arbitrator shall be chosen from a panel of licensed attorneys having at least fifteen (15) years of professional experience who are familiar with the subject matter of this Agreement. The arbitrator shall be appointed within thirty (30) days of the date the demand for arbitration was sent to the other party. Discovery shall be permitted in accordance with the Federal Rules of Civil Procedure. If an arbitration proceeding is brought pursuant to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and necessary disbursements incurred in addition to any other relief to which such party may be entitled.

     20.2 STATUTE OF LIMITATIONS. No proceeding, regardless of its form, arising out of or in relation to this Agreement, its making or performance, may be commenced by either party more than two (2) years after the cause of action has accrued.

21.  LIMITATION OF LIABILITY

     21.1 IN NO EVENT SHALL EITHER PARTY BE LIABLE TO ONE ANOTHER OR TO ANY THIRD PARTY IN CONTRACT, TORT OR OTHERWISE FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES, INCLUDING WITHOUT LIMITATION, LOST BUSINESS PROFITS OR LOSS, DAMAGE OR DESTRUCTION OF DATA, EVEN IF THE PARTY CAUSING THE DAMAGE HAS BEEN ADVISED AS TO THE POSSIBILITY OF SAME.

22.  FINDER'S FEES

     During the first two (2) years following the date of this Agreement ("FINDER'S FEE PERIOD"), if, as and when SAIC identifies an opportunity whereby ODS may enter a business transaction with a prospective customer concerning any of the Conveyed Items, SAIC may notify ODS in writing as to the opportunity and will provide ODS with a reasonable description of the opportunity, including the names of appropriate contacts, general scope of the opportunity envisioned and such other information as SAIC may possess concerning the opportunity (the "SAIC IDENTIFIED PROSPECT"). If agreed upon by SAIC and ODS with respect to an SAIC Identified Prospect, SAIC will help in scheduling meetings with the SAIC Identified Prospect's personnel, attending such meetings as requested by ODS, preparing reports as reasonably requested by ODS, helping in the creation of proposals by ODS, and such other things as ODS and SAIC mutually agree upon, however, ODS acknowledges that SAIC is not obligated to undertake any of the foregoing to receive the fees provided herein. ODS will solely determine the terms of any offering submitted to an SAIC Identified Prospect. In return for SAIC's advising ODS of an SAIC Identified Prospect with which ODS enters a business transaction involving the purchase, license or other acquisition of any of the Conveyed Items by the SAIC Identified Prospect within one (1) year of the date of disclosure to ODS of the identity of the SAIC Identified Prospect by SAIC, ODS agrees to pay SAIC a commission of [***] of the amount invoiced by ODS to the SAIC Identified Prospect with respect to any of the Conveyed Items that ODS furnishes to or for the SAIC Identified Prospect during the Finder's Fee Period and during the six (6) month period following thereafter (the "FINDER'S FEE").
     ODS will pay the Finder's Fee to SAIC within ninety (90) days after the date ODS invoices the SAIC Identified Prospect. It is agreed by the parties that the Finder's Fees will apply to transactions between ODS or SAIC with respect to [***] that are outstanding as of the date of this Agreement. No royalty as provided in the SRGBLA will be payable by ODS to SAIC with respect to any of the Conveyed Items when a Finder's Fee is paid to SAIC hereunder. Finder's Fees are not applicable to Products other than the Conveyed Items. ODS shall not deliberately bundle or market Conveyed Items in a manner that is designed to or that has the effect of lowering the Finder's Fees to be paid by ODS to SAIC.
     If ODS or SAIC become aware of such effect, and ODS is notified by SAIC of such effect or in the event ODS otherwise becomes aware of such effect, ODS shall immediately take appropriate corrective action. Upon providing reasonable advance notice to ODS, SAIC shall be entitled to inspect ODS' books and records during ODS' normal business hours to audit ODS' compliance with this provision for Finder's Fees.

23.  GENERAL

     23.1 FORCE MAJEURE. Neither party shall be liable for delays in performance if such delay is caused by strike, riots, wars, government regulations, fire, floods, acts of God nor other similar causes beyond its control provided the other party is given prompt notice of any such delay.

---------------
*** Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 24b-2.

                                      -15

     23.2 CHOICE OF LAW. This Agreement shall be deemed to have been entered into and shall be governed by and construed in accordance with the laws of the State of Delaware.

     23.3 RELATIONSHIP. The relationship between the parties is that of ODS and SAIC. Nothing in this Agreement shall be construed or implied to create the relationship of partners, joint venturers, principal and agent, or employer/employee between the parties. At no time shall either party make commitments or incur any changes or expenses for or in the name of the other party.

     23.4 PUBLICITY. Neither party shall issue a press release or otherwise publicly disclose the existence or terms of this Agreement without the prior written approval of the text of any statement by the other party. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any federal or state governmental agency or by obligations pursuant to any listing agreement with any national securities exchange or with the NASD, except that the party required to make such announcement shall, whenever practicable, consult with the other party concerning the timing and content of such announcement before such announcement is made.

     23.5 EXPORT. Each party shall comply with the export laws and regulations of the United States relating to export of Products and technical data originating in the United States. Such compliance includes restrictions on providing technical data to foreign nationals within the United States.

     23.6 COMPLIANCE WITH LAW. In the performance of this Agreement, ODS and SAIC shall comply with all applicable laws and regulations of federal, state and local governments.

     23.7 NON-WAIVER. The failure of either party to insist, in any one or more instances, upon performance of any provision of this Agreement shall not be construed as a waiver of future performance of such provision or future exercise of such right or of any other provision or right.

     23.8 SEVERABILITY. In the event of invalidity or unenforceability of any provision of this Agreement, the remaining provisions shall continue in full force and effect.

     23.9 INTEGRATION. This Agreement, including all Exhibits, constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior written and oral agreements and representations concerning the subject matter hereof. This Agreement may only be modified by a writing signed by a duly authorized representative of each of the parties. This Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party.

     23.10 INTERPRETATION. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     23.11 NOTICE. Unless otherwise specified herein, any notice required or permitted to be given under this Agreement shall be sufficient, if in writing, and shall be deemed to be fully given if personally delivered or by commercial courier service, if sent by registered mail return receipt requested, by facsimile with confirmation of transmission, or by telex with receipt acknowledged, to the following addresses:

          If to SAIC, to:

          Douglas Schrier, Senior Vice President
          Science Applications International Corporation
          10260 Campus Point Drive, M/S L5-A
          San Diego  CA  92121
          FAX: 619-546-6980

          With a copy to:

          Kevin A. Werner, Esq.
          Associate General Counsel
          Science Applications International Corporation
          10260 Campus Point Drive, M/S F3
          San Diego  CA  92121
          FAX: 619-535-7992

          If to ODS, to:
          Tim Kinnear
          Chief Financial Officer
          ODS Inc.
          1101 E. Arapaho Road
          Richardson, Texas 75081
          FAX: 972-301-3841

     The foregoing addresses and individuals may be changed by either party by giving to the other party prior written notice of any such change.

     23.12 ASSIGNMENT. Neither party may assign or delegate its performance hereunder without the advance written consent of the other party, which such consent shall not be unreasonably withheld or delayed.

     23.13 THIRD PARTIES. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

     23.14 COUNTERPARTS. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original and all of which together constitute one and the same instrument.

                                   ODS NETWORKS, INC.,

                                   a Delaware corporation



                                   By:       /s/ G. Ward Paxton
                                         --------------------------
                                   Name:     G. Ward Paxton
                                         --------------------------
                                   Title:    President
                                         --------------------------



                                   SCIENCE APPLICATIONS

                                   INTERNATIONAL CORPORATION,

                                   a Delaware corporation



                                   By:       /s/ Douglas M. Schrier
                                         --------------------------
                                   Name:     Douglas M. Schrier
                                         --------------------------
                                   Title:    Senior Vice President
                                         --------------------------

                                   EXHIBIT A



                      PRODUCT LIST PRICES AND DISCOUNTS



LIST PRICES:

See price list (the "Price List"). This list is changed on a frequent basis to reflect pricing and Product changes. ODS will publish the most current pricing on the ODS Web Site at www.ods.com.


DISCOUNT:

The ODS authorized discount for SAIC is as follows:

ODS Products:  [***]

ODS Supplied 3rd Party Products: [***]

ODS Network Management Products: [***]





---------------
*** Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 24b-2.

                                   EXHIBIT B

1.0  ORDER LEAD TIMES

          All orders placed for Price List items shall be shipped following ODS' receipt of a purchase order to the address listed on the order in accordance with the schedule set forth below. ODS will use its reasonable efforts to meet any expedited shipping schedule reasonable requested by SAIC consistent with ODS meeting delivery obligations to its other customers.


Amount of Product                                 Shipping Time

Ordered                                           Following Order

Within Forecast                                   30 Days

Over Forecast by 5 units                          30 Days

Over Forecast more than 5 units, less than 25     45 Days

Over Forecast more than 25 units                  Subject to mutual agreement.